Exhibit 24

Power of Attorney

          Each person below designates and appoints ROBERT D. SZNEWAJS and ANDERS GILTVEDT, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign the Annual Report on Form 10-K for the year ended December 31, 2005, of West Coast Bancorp, an Oregon corporation, and any amendments thereto, and to file said report and amendments, with all exhibits thereto, in such form as they or either of them may approve with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Each person whose signature appears below also grants to these attorneys-in-fact and agents full power and authority to perform every act and execute any instruments that they deem necessary or desirable in connection with said report, as fully as he or she could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 24th day of January, 2006.

Signature	Title

/s/ Lloyd D. Ankeny

Lloyd D. Ankeny	Director and Chairman of the Board

/s/ Michael J. Bragg

Michael J. Bragg	Director

/s/ Duane C. McDougall

Duane C. McDougall	Director

/s/ Steven J. Oliva

Steven J. Oliva	Director

/s/ J.F. Ouderkirk

J.F. Ouderkirk	Director

/s/ Steven N. Spence

Steven N. Spence	Director

/s/ David J. Truitt

David J. Truitt	Director

/s/ Nancy A. Wilgenbusch

Nancy A. Wilgenbusch, PhD.	Director